Exhibit 99.1

News Release

Contacts:

Chip Swearngan, Metavante Corporation

414-357-3688, chip.swearngan@metavante.com

Staci Busby, First Data Corporation

303-967-7188, staci.busby@firstdatacorp.com

Mark Furlong, Marshall & Ilsley Corporation

414-765-8052, mark.furlong@micorp.com

METAVANTE SIGNS AGREEMENT TO ACQUIRE NYCE

Acquisition provides Metavante greater opportunities in the online debit market with nation’s second-largest electronic funds transfer network

Transaction subject to regulatory approval

A conference call to discuss the transaction will be held today at 11:00 a.m. CDT*

MILWAUKEE, May 17, 2004 – Metavante Corporation, the financial technology subsidiary of Marshall & Ilsley Corporation (NYSE: MI), and First Data Corporation (NYSE: FDC), today jointly announced that they have signed a definitive agreement that provides for the purchase of substantially all of the stock of NYCE Corporation by Metavante for approximately $610 million in cash. As the majority shareholder of NYCE, First Data will receive approximately $389 million in cash. The transaction is subject to regulatory approvals and other customary conditions.  In addition, certain minority shareholders of NYCE have the right, within 30 days, to match the terms of the definitive agreement and acquire First Data’s NYCE shares. Metavante expects the transaction to close in the third quarter of 2004, consistent with the timeframes agreed upon with the U.S. Department of Justice.

“Building upon our EFT industry experience and knowledge, Metavante has a significant opportunity to augment our electronic funds business by acquiring the nation’s second-largest PIN-debit network in NYCE, which is a capability that we do not have today,” said Frank R. Martire, Metavante president and chief executive officer. “When this acquisition is completed, we expect to have another piece of the payment services solution set at Metavante, which will exchange, route and settle electronic payments on behalf of financial institutions to and from businesses and consumers.  These include our existing electronic presentment and payment services and electronic funds transfer capabilities, as well as the electronic check-image exchange technology we are acquiring in Advanced Financial Solutions Inc.”

First Data has held NYCE as a separate unit since December 2003, pending First Data’s divestiture of its ownership share in NYCE.  This was the result of an agreement between First Data and the Department of Justice surrounding its merger with Concord EFS.

“Electronic payment transactions in the U.S. are on an extraordinary growth curve, and NYCE will help complete single-source payment solutions increasingly requested by our customers,” said Martire. “NYCE will become a Metavante subsidiary, operated as an independent business line under NYCE’s current senior management team.  The NYCE brand will remain intact as will its historic commitment to service, reliability and innovation.”

NYCE had 2003 revenue of approximately $143 million and net income of approximately $30.7 million.  The transaction is expected to be approximately neutral to M&I’s earnings per share in 2004 and accretive in 2005.

NYCE serves the domestic and international markets with its industry leading PIN-debit payment products.  It provides financial institutions, retailers and independent ATM deployers with shared network services for ATMs, online debit point-of-sale and electronic benefits transfer transactions. Nine of the nation’s top 15 PIN-debit card issuers participate in the NYCE network, along with over 2,150 other financial institutions from across the United States. NYCE links these debit card issuers with over 147,000 ATM locations and almost one million PIN-debit point-of-sale locations.

“Today’s announcement is good news for the thousands of financial institutions and merchants, and the millions of consumers who rely upon NYCE every day for convenient and secure access to their money,” said Dennis F. Lynch, President and CEO of NYCE Corporation.  “Metavante’s broad financial service offerings will complement our branded network products and services.  We look forward to a promising future together because we share a commitment to excellence, a history of applying technology to produce superior service and strong business values, as well as the same customer-centric operating principles.”

NYCE’s EFT processing business provides real-time processing services that support ATM management and monitoring services, gateway access, and debit card issuance and authorization solutions. Combined, Metavante and NYCE expect to serve 23 million ATM and debit cardholders. The two companies expect to process over 235 million monthly EFT transactions and drive over 20,000 ATMs.

About NYCE Corporation

At the forefront of electronic payments in the United States, NYCE Corporation provides consumers with secure, real-time account access, 100 million times each month. Beyond its core service of providing the convenience of PIN debit account access at ATMs and retailer point-of-sale (POS) terminals, NYCE continues to lead in the development of new electronic payment services to enhance consumer convenience and expand service offerings by its participants.   In addition,  NYCE Corporation provides ATM driving and fully automated monitoring services, gateway services, on and off-line signature debit card processing, and card authorization solutions.  NYCE recently expanded its reach across the border as the first payments company to enable wide-spread PIN POS access for Canadian cardholders at U.S. retailers, and as a processing provider through a Canadian-based joint venture with Celero Solutions.  NYCE Corporation is headquartered in Montvale, N.J. and can be found on the web at www.nyce.net.

About First Data

First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy.  Serving approximately 3.5 million merchant locations, 1,400 card issuers and millions of consumers, First Data makes it easy, fast and secure for people and businesses around the world to buy goods and services, using virtually any form of payment: credit, debit, smart card, stored-value card or check at the point-of-sale, over the Internet or by money transfer.  For more information, please visit the company’s Web site at www.firstdata.com.

About Metavante

Metavante Corporation is a leading provider of electronic funds transfer (EFT) and card solutions including debit-, prepaid debit-, and credit card-account processing, card personalization, ACH processing, ATM driving and monitoring, gateway transaction processing, merchant processing, transportation payment solutions, healthcare identification card fulfillment, and flexible spending account processing. Metavante provides EFT and card services to over 1,600 financial institutions, transportation agencies, and health insurance companies.

Metavante processes transactions of value by providing clients with financial technology solutions that drive customer relationship management, electronic banking, electronic presentment and payment, financial account processing, investment technology and retirement plan services. Headquartered in Milwaukee, Wis., Metavante is wholly owned by Marshall & Ilsley Corporation (NYSE: MI). Metavante is a registered trademark of Metavante Corporation. For more information, see www.metavante.com.

* Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. CDT Monday, May 17, regarding the transaction.  For those interested in listening, please call 1-800-245-1683 and ask for the Marshall & Ilsley conference call.  If you are unable to join us at this time, a replay of the call will run through May 24, 5:00 p.m. CDT by calling 1-800-839-6713 and entering passcode 632 59 15 to listen.  Supplemental information referenced in the conference call can be found at www.micorp.com, Investor Relations, or www.metavante.com, Newsroom.

This press release contains forward-looking statements concerning M&I’s and Metavante’s future financial results and operations, including expected earnings, closing dates, and operating activities.  Such statements are subject to important factors which could cause M&I’s and Metavante’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (a) receipt of regulatory approvals without unexpected delays or conditions; (b) timely implementation and execution of integration plans; (c) waiver or expiration of rights of minority shareholders of NYCE to exercise rights of first refusal for First Data’s NYCE shares; (d) retention of customers and critical employees; (e) successfully leveraging Metavante/NYCE’s comprehensive product offering to the combined customer base; (f) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (g) no unanticipated changes in laws, regulations, or other industry standards affecting Metavante/NYCE’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (h) no unanticipated developments relating to previously disclosed lawsuits or similar matters; (i) successful management of any impact from slowing economic conditions or consumer spending; (j) no catastrophic events that could impact Metavante/NYCE’s or its major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (k) no material breach of security of any Metavante/NYCE’s systems; and  (l) those referenced in M&I’s Annual Report on Form 10-K for the year ended December 31, 2003, under the heading “Forward-Looking Statements” and such other factors as  may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.

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